Exhibit 10.72.3


                                 AMENDMENT #1 TO
                            SHARE EXCHANGE AGREEMENT


         THIS AMENDMENT #1, made and entered into and effective as of August 21, 2001, amends the SHARE EXCHANGE AGREEMENT (the "Exchange Agreement") dated May 2, 2001, by and among HEADWATERS INCORPORATED, a Delaware corporation ("Headwaters"), HEADWATERS SUB CORPORATION, a New Jersey corporation and a wholly-owned subsidiary of Headwaters ("Merger Sub"), HYDROCARBON TECHNOLOGIES, INC., a New Jersey corporation ("HTI"), and each of the individuals listed on the signature pages thereto (the "Transferors").

                                    RECITALS

         A. Headwaters, Merger Sub, HTI, and Alfred G. Comolli, Lap-Keung (Theo) Lee, Ph.D., David L. Tanner, and Michael Kelley (the "HTI Shareholders") entered into the Exchange Agreement on May 2, 2001.

         B. Headwaters,  Merger Sub, HTI, and the HTI Shareholders wish to amend
Section 1.3(a)(vii) of the Exchange Agreement, which defines the term "2002 Projected EBITDA" and which constitutes the criterion for determining whether HTI earns the Second Contingent Payment under the Exchange Agreement, to better reflect the parties' agreement.

         C. Section 9.1 of the Exchange Agreement provides that the Transferors shall indemnify Headwaters for, among other things, any misrepresentation or breach of the representations, warranties or covenants of HTI contained in the Merger Agreement or made to Headwaters or Merger Sub in any exhibit, certificate, or other instrument or document furnished or to be furnished by HTI pursuant to the Merger Agreement or in connection with the transactions contemplated therein, subject to the limitations contained in Section 9.1.

         D. Section 2.8(h) of the Merger Agreement sets forth certain representations and warranties of HTI with regard to intellectual property used in the operation of its business, including HTI's design, development, use, import, manufacture, and sale of the products, technology, or services (including products, technology, or services currently under development) of HTI.

         E. Headwaters, Merger Sub, HTI, and the HTI Shareholders wish to amend the Exchange Agreement as of this date so that HTI and the Transferors specifically acknowledge and agree that if certain potential claims of IFP North America, Inc., or any affiliates thereof, against Headwaters or the Surviving Corporation, or other related parties, result in a breach of the representations and warranties contained in Section 2.8(h) of the Merger Agreement, then Losses incurred by Headwaters or the Surviving Corporation (or the related parties) in connection with such breach of the representations and warranties shall be subject to indemnification under Section 9.1 of the Exchange Agreement.

         F. Section 11.3 of the Exchange Agreement provides that the Exchange Agreement may be amended, at any time prior to the Closing, by a writing signed by Headwaters, Merger Sub, HTI, and a majority in interests of the Transferors who have signed the Exchange Agreement as of such time.

         G. The HTI Shareholders constitute a majority in interests of the Transferors as of the date of this Amendment #1.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and in the Exchange Agreement, the Parties do hereby agree as follows:

         1. The Exchange Agreement is hereby amended by adding the following clause to the end of Section 1.3(a)(vii) (containing the definition of the term "2002 Projected EBITDA"):

         "; and provided further that, for purposes of determining HTI's qualification for the Second Contingent Payment,

         (i) if the Shenhua license agreement discussed in Section 1.3(c)(ii)(y) herein is executed between January 1, 2002, and March 31, 2002, inclusive, 2002 Projected EBITDA will be increased by $1,521,000;

         (ii) if the PetroChina license agreement discussed in Section 1.3(c)(ii)(z) herein is executed between January 1, 2002, and March 31, 2002, inclusive, 2002 Projected EBITDA will be increased by $75,000; and

         (iii) if either the Shenhua license agreement or the PetroChina license agreement, or both, is executed between January 1, 2002, and March 31, 2002, inclusive, in addition to the adjustments described in subsections (i) and (ii) above, 2002 Projected EBITDA will be increased by the net loss, if any, before interest, taxes, depreciation, and amortization incurred by HTI from the Closing Date through December 31, 2001."

         2. Section 1.3(c)(ii)(z) of The Exchange Agreement is hereby amended by replacing the phrase "("PetroChina")" with the phrase "or an equivalent company (in either case, "PetroChina" for all purposes under this Exchange Agreement)".

         3. The Exchange Agreement is hereby amended to add the following to the end of Section 9.1:

         "HTI and the Transferors hereby acknowledge and agree that the indemnification provided for in this Section 9.1 applies to claims made by or on behalf of IFP North America, Inc., or any affiliate thereof (in either case, "IFP") against any Indemnified Persons alleging infringement, misappropriation, or misuse of IFP's alleged intellectual property rights or trade secrets and which claims result in a breach of the representations, warranties and covenants made by HTI in the Merger Agreement, including, without limitation, Section 2.8(h) of the Merger Agreement. In the event that IFP makes any claim and such claim proceeds to litigation, arbitration, or other dispute resolution forum and (x) any Indemnified Person alleges any counterclaim for costs, expenses, damages, or other relief against IFP, including claims, defenses, or motions for frivolous pleadings or under any similar law, statute, or rule, and (y) a monetary award or settlement is paid or is payable to Headwaters or the Surviving Corporation in such matter which is in excess of the Losses, if any, incurred by Headwaters or the Surviving Corporation in connection with the IFP claim, then the amount of the award or settlement in excess of the Losses shall be payable to the Representative for the benefit of the Transferors."


                                     *******

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 to the Exchange Agreement as of the day and year first above written.


                                  HEADWATERS INCORPORATED



                                  By:  /s/ Kirk A. Benson
                                      ------------------------------------------
                                        Kirk A. Benson, Chief Executive Officer



                                  HYDROCARBON TECHNOLOGIES, INC.


                                  By:  /s/ Alfred G. Comolli
                                      ------------------------------------------
                                        Alfred G. Comolli, President



                                  HEADWATERS SUB CORPORATION

                                   /s/ Kirk A. Benson
                                  ------------------------------------
                                  By:  Kirk A. Benson
                                  Title:  President

                                   /s/ Alfred G. Comolli
                                  ------------------------------------
                                  Alfred G. Comolli

                                   /s/ Lap-Keung (Theo) Lee, Ph.D.
                                  ------------------------------------
                                  Lap-Keung (Theo) Lee, Ph.D.

                                   /s/ David L. Tanner
                                  ------------------------------------
                                  David L. Tanner

                                   /s/Michael Kelley
                                  ------------------------------------
                                  Michael Kelley